Exhibit T3B-11

No:

British Virgin Islands
BVI Business Companies Act, 2004

Memorandum of Association
and
Article of Association
of

Laguna Star Holdco 1 Ltd

A COMPANY LIMITED BY SHARES

Incorporated the 16th day of April, 2019

Icaza, Gonzalez-Ruiz & Aleman (BVI) Trust Limited
Tortola Pier Park, Building 1, Second Floor, Wickhams Cay I,
Road Town, Tortola, British Virgin Islands
Telephone: (284) 494 5959
Fax: (284) 494 5880

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

OF

Laguna Star Holdco 1 Ltd

A company limited by shares

NAME

1.	The name of the Company is Laguna Star Holdco 1 Ltd

TYPE OF COMPANY

2.	The Company is a company limited by shares.

REGISTERED OFFICE

3.	The first registered office of the Company is at Tortola Pier Park, Building 1, Second Floor, Wickhams Cay I, Road Town, Tortola, British Virgin Islands, the office of the first registered agent.

REGISTERED AGENT

4.	The first registered agent of the Company is Icaza, Gonzalez-Ruiz & Aleman (BVI) Trust Limited.

CAPACITY AND POWERS

5.	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

6.	For the purposes of section 9(4) of the Act, the company may not

(a)	carry on banking or trust company business unless it is licensed under the Banks and Trusts Companies Act, (Amended 2006);

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(b)	carry on business as an insurance or reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorizing it to carry on that business;

(c)	carry on the business of company management unless it is licensed under the Company Management Act, (Amended 2006);

(d)	carry on business of providing the registered office or registered agent for companies incorporated in the British Virgin Islands.

CURRENCY

7.	Shares in the Company shall be issued in the currency of the United States of America.

NUMBER AND PAR VALUE OF SHARES

8.	The Company is authorised to issue a maximum of 50,000 shares of US$1.00 par value each.

CLASSES OF SHARES

9.	The Shares will be divided into such number of Classes and series as the directors shall by resolution of directors from time to time determine and until so divided shall comprise one class and series.

FRACTIONAL SHARES

10.	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

11.	Each Share in the Company confers upon the Shareholder:

(a)	the right to one vote at a meeting of the Shareholders of the Company or on any Resolution of Shareholders;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation

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VARIATION OF CLASS RIGHTS

12.	If at any time, there are different classes or series of Shares in issue, unless otherwise provided by the terms of issue of the Shares of that class or series, the rights attaching to any such class or series of Shares may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued Shares of that class or series and of the holders of not less than three-fourths of the issued Shares of any other class or series of Shares which may be adversely affected by such variation.

RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI-PASSU

13.	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

REGISTERED SHARES

14.	The Company shall issue registered shares only. The Company is not authorised to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares

AMENDMENT OF MEMORANDUM AND ARTICLES

15.	Subject to Section 11, the Company may amend its Memorandum or Articles by a Resolution of Shareholders or by a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:

(i)	to restrict the rights or powers of the Shareholders to amend the Memorandum or Articles;

(ii)	to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or Articles;

(iii)	in circumstances where the Memorandum or Articles cannot be amended by the Shareholders; or

(iv)	to Clauses 11, 12, 13 and this Clause 15

DEFINITIONS

16.	Words used in this Memorandum and not defined herein shall have the meanings set out in the Articles.

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We, ICAZA, GONZALEZ-RUIZ & ALEMAN (BVI) TRUST LIMITED of Tortola Pier Park, Building 1, Second Floor, Wickhams Cay I, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Memorandum of Association this 16th day of April, 2019.

ICAZA, GONZALEZ-RUIZ & ALEMAN (BVI) TRUST LIMITED
Incorporator

By:
Name: Yexadira García
Title: Authorised Signatory

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TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF
Laguna Star Holdco 1 Ltd

A company limited by shares

DEFINITIONS AND INTERPRETATION

1.	In these Articles, where the context permits, the following terms shall have the following meanings:

“Act” means the BVI Business Companies Act, 2004, including any modification, amendment, extension, re-enactment or renewal thereof and any regulations made thereunder;

“Articles” means these Articles of Association as originally framed or as from time to time amended or restated;

“Board” means the Board of Directors of the Company;

“Directors” means the Directors or any one of them of the Company for the time being;

“Distribution” means, in relation to a distribution by the Company to a Shareholder, the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder in relation to the Shares held by it, and whether by means of a purchase of an asset, the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend;

“Fractional Share” has the meaning given to that term in the Memorandum;

“Memorandum” means the Memorandum of Association of the Company as originally framed or as from time to time amended or restated;

“Person” means an individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association;

“Register of Shareholders” means the register of the holders of Shares maintained in accordance with section 41 of the Act;

“Resolution of Directors” means:

(a)	a resolution approved at a duly convened and constituted meeting of Directors or of a committee of Directors, by the affirmative vote of a simple majority of the Directors present at the meeting who voted and did not abstain; or

(b)	a resolution consented to in writing by all the Directors or all the member of a committee of Directors, as the case may be,

where a Director is given more than one vote in any circumstances, he shall in the circumstances be counted for the purposes of establishing a majority, by the number of votes he casts;

“Resolution of Shareholders” means, unless otherwise defined in the Memorandum or these Articles:

(a)	a resolution approved at a duly convened and constituted meeting of the Shareholders by the affirmative vote of:

(i)	a majority of the votes of the Shares that were present at the meeting and entitled to vote thereon and were voted and did not abstain; or

(ii)	a majority of the votes of each class or series of Shares which were present at the meeting and entitled to vote thereon as a class and were voted and not abstained; or

(b)	a resolution consented to in writing by:

(i)	a majority of the votes of Shares entitled to vote thereon and were voted and did not abstain; or

(ii)	a majority of the votes of each class or series of Shares entitled to vote thereon as a class and were voted and not abstained, where a Shareholder is given more than one vote in any circumstances, he shall in the circumstances be counted for the purposes of establishing a majority, by the number of votes he casts;

“Seal” means any seal which has been adopted as the common seal of the Company;

“securities” means Shares and debt obligations of every kind, options, warrants and rights to acquire Shares or debt obligations;

“Shareholder” means a person whose name is entered in the Register of Shareholders as the holder of one or more Shares or Fractional Shares;

“Share” means a Share issued or to be issued by the Company including Fractional Shares;

“Treasury Shares” means Shares that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

“written” or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of representing or reproducing words in a visible form, including telex, telegram, facsimile, electronic mail or other form of writing produced by electronic communication and “in writing” shall be construed accordingly.

2.	Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

3.	Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

4.	A reference in these Articles to voting in relation to Shares shall be construed as a reference to voting by Shareholders except that it is the votes allocated to the Shares that shall be counted and not the number of Shareholders who actually voted and a reference to Shares being present at a meeting shall be given a corresponding construction.

5.	A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which Shares shall be issued according to the provisions of the Memorandum.

REGISTERED SHARES

6.	Every Shareholder is entitled to a certificate signed by a director of the Company or under the Seal specifying the number of Shares held by him and the signature of the director and the Seal may be facsimiles.

7.	Any Shareholder receiving a certificate shall indemnify and hold the Company and its\ directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

8.	If several persons are registered as joint holders of any Shares, any one of such Persons may give an effectual receipt for any Distribution.

SHARES

9.	Subject to the provision in these Articles the unissued Shares shall be at the disposal of the Directors who may, without limiting or affecting any rights previously conferred to the holders of any existing Shares or class of shares, offer, allot, grant options over or otherwise dispose of the Shares to such persons, at such times, for such consideration and upon such terms and conditions as they may by a Resolution of Directors determine.

10.	Section 46 of the Act (Pre-emptive rights) shall not apply to the Company.

11.	The Company may issue bonus shares, partly paid shares and nil paid shares.

12.	A Share may be issued for consideration in any form, including money, a promissory note, real property, personal property (including goodwill and know-how) or a contract for future services.

13.	When the consideration in respect of a Share has been paid, that Share is for all purposes fully paid and non-assessable, but where a Share is not fully paid on issue, or is issued for a promissory note or other written obligation for payment of a debt those shares are subject to forfeiture in the manner prescribed in the Articles.

14.	Shares may be issued for such amount of consideration as the Directors may from time to time by Resolution of Directors determine, except that in the case of Share issued with par value, the consideration paid or payable shall not be less than the par value.

15.	No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(i)	the amount to be credited for the issue of the Shares;

(ii)	their determination of the reasonable present cash value of the non-money consideration for the issue; and

(iii)	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

16.	The Company shall keep a register (the “register of members”) containing:

(i)	the names and addresses of the persons who hold Shares;

(ii)	the number of each class and series of Shares held by each Shareholder;

(iii)	the date on which the name of each Shareholder was entered in the register of members; and

(iv)	the date on which any person ceased to be a Shareholder.

17.	The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

18.	A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

MORTGAGES AND CHARGES OF SHARES

19.	Shareholders may mortgage or charge their Shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid mortgage or charge except in so far as it may conflict with any requirements herein contained for consent to the transfer of Shares.

20.	In the case of the mortgage or charge of registered Shares there may be entered in the Register of Shareholders of the Company:

(a)	a statement that the Shares are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the aforesaid particulars are entered in the Register of Shareholders.

21.	Where particulars of a mortgage or charge are registered, such particulars shall only be cancelled:

(a)	with the consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the Directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the Directors shall consider necessary or desirable.

22.	Whilst particulars of a mortgage or charge are registered, no transfer of any Share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf.

REDEMPTION OF SHARES AND TREASURY SHARES

23.	The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

24.	The Company may only offer to acquire Shares if at the relevant time the directors determine by Resolution of Directors that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

25.	Sections 60 (Process for acquisition of own shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

26.	Shares that the company purchases, redeems or otherwise acquires pursuant to this regulation may be cancelled or held as Treasury Shares except to the extent that such shares are not in excess of 50% percent of the issued shares in which case they shall be cancelled but they shall be available for reissue.

27.	All rights and obligations attaching a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as Treasury Share.

28.	Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by Resolution of Directors determine.

29.	Where Shares are held by a another corporative body of which the Company holds directly or indirectly, shares having more that 50 per cent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

TRANSFER OF SHARES

30.	Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee and, in the case of the transfer of a Share that imposes a liability to the Company on the transferee, the instrument of transfer shall also be signed by the transferee.

31.	The Company shall not be required to treat a transferee of a Share as a Shareholder until the transferee’s name has been entered in the Register of Shareholders.

32.	Subject to these Articles, the Company shall, on receipt of a duly executed instrument of transfer, enter in the Register of Shareholders the name of the transferee of the Share(s) unless the Directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the Resolution of Directors.

33.	The registration of a transfer of Shares may be suspended and the Register of Shareholders closed at such times and for such periods as the Company may from time to time by Resolution of Directors determine, provided always that such registration shall not be suspended and the Register of Shareholders shall not be closed for more than 60 days in any period of 12 months.

34.	Where the Directors are satisfied that an instrument of transfer has been signed but that the instrument has been lost or destroyed, they may resolve;

(a)	to accept such evidence of the transfer of the Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the Register of Shareholders, notwithstanding the absence of the instrument of transfer.

TRANSMISSION OF SHARES

35.	The executor or administrator of a deceased Shareholder, the guardian of an incompetent Shareholder, the trustee of a bankrupt Shareholder or liquidator or administrator or receiver of an insolvent Shareholder shall be the only person recognised by the Company as having any title to the Shares of that Shareholder but none of them shall be entitled to exercise any rights as a Shareholder until they have complied with the procedures set out in the next following two Regulations.

36.	Any person becoming entitled by operation of law or otherwise to a Share or Shares in consequence of the death, incompetence or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence being produced as may reasonably be required by the Directors. An application by any such person to be registered as a Shareholder shall be deemed to be a transfer of Shares of the deceased, incompetent or bankrupt Shareholder and the Directors shall treat it as such.

37.	Any person who has become entitled to a Share or Shares in consequence of the death, incompetence or bankruptcy of any Shareholder may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of each Share or Shares and such request shall likewise be treated as if it were a transfer.

38.	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

FORFEITURE

39.	Where Shares are not fully paid on issue, or are issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the following provisions shall apply.

40.	Written notice of a call specifying a date for payment to be made in respect of a Share or under the promissory note or other written obligation for payment of a debt shall be served on a Shareholder who defaults in making payment in respect of a Share whether pursuant to a promissory note or other written obligation for payment of a debt or otherwise.

41.	The written notice referred to in the immediately preceding Regulation shall:

(a)	name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made; and

(b)	contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

42.	Where a written notice has been issued under these Regulations and the requirements have not been complied with, the Directors may at any time before tender of payment forfeit and cancel the Shares to which the notice relates.

43.	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been forfeited and cancelled pursuant to these Regulations. Upon forfeiture and cancellation of the Shares the Shareholder is discharged from any further obligation to the Company with respect to the Shares forfeited and cancelled.

MEETINGS AND CONSENTS OF SHAREHOLDERS

44.	The Directors of the Company may convene meetings of the Shareholders of the Company at such times and in such manner and places within or outside the British Virgin Islands as the Directors consider necessary or desirable, however, the failure to satisfy this Regulation does not invalidate the meeting.

45.	Upon the written request of Shareholders holding thirty (30) percent or more of the outstanding Shares entitled to vote in the Company on the matter for which the meeting is being requested the Directors shall convene a meeting of Shareholders.

46.	The Directors shall give not less than seven (7) days notice of meetings of Shareholders to those persons whose names on the date the notice is given appear as Shareholders in the Register of Shareholders of the Company and are to vote at the meeting

47.	The Directors convening a meeting may fix the date notice is given of a meeting of shareholders, or such other date as may be specified in the notice, as the record date for determining those shareholders that are entitled to vote at a meeting.

48.	A meeting of Shareholders held in contravention of the notice requirements set out above is valid if Shareholders holding not less than a ninety (90) percent majority of;

(a)	the total number of Shares entitled to vote on all matters to be considered at the meeting; or

(b)	the votes of each class of Shares where Shareholders are entitled to vote thereon as a class together with not less than an absolute majority of the remaining votes,

have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

49.	The inadvertent failure of the Directors to give notice of a meeting to a Shareholder, or the fact that a Shareholder has not received notice, does not invalidate the meeting.

50.	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

51.	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

52.	An instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

I/We ____________________________ being a Shareholder of the above Company with ____________________ Shares HEREBY APPOINT _______________________________ of _________________________________ or failing him ________________________ of _____________________________ to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the _____ day of ______ and, __________________ at any adjournment thereof.

(Any restrictions on voting to be inserted here)

Signed this day of

_____________________________

Shareholder

53.	The following shall apply in respect of joint ownership of Shares:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

54.	A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

55.	A meeting of Shareholders is properly constituted, for all purposes, if at the commencement of the meeting, there are present in person or by proxy Shareholders entitled to exercise at least fifty (50) percent of the voting rights of the Shares of each class or series of Shares thereon and the same proportion of the remaining votes entitled to vote on resolutions of Shareholders to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid Resolution of Shareholders.

56.	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the Directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the resolution to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

57.	At every meeting of Shareholders, the chairman of the Board of Directors shall preside as chairman of the meeting. If there is no chairman of the Board of Directors or if the chairman of the Board of Directors is not present at the meeting, the Shareholders present shall choose someone of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by prescribed form of proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

58.	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

59.	At any meeting of the Shareholders the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

60.	Any person other than an individual shall be regarded as one Shareholder and subject to the provisions of the following Article the right of any individual to speak for or represent such Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Shareholder.

61.	Any person other than an individual which is a Shareholder of the Company may by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Shareholders of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual Shareholder of the Company.

62.	The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

63.	Directors of the Company may attend and speak at any meeting of Shareholders of the Company and at any separate meeting of the holders of any class or series of Shares in the Company.

64.	An action that may be taken by the Shareholders at a meeting may also be taken by a Resolution of Shareholders consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts in like form each counterpart being signed by one or more Shareholders.

65.	If the Company shall have only one Shareholder the provisions herein contained for meetings of the Shareholders shall not apply and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Shareholders. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

DIRECTORS

66.	The first directors of the Company shall be appointed by the first registered agent within 6 months of the incorporation of the Company and thereafter, the directors shall be elected by Resolution of Shareholders or by Resolution of Directors for such terms as the Shareholders or directors determine

67.	No person shall be appointed as director of the Company unless he has consent in writing to act as a director

68.	The minimum number of directors shall be one and the maximum number shall be 12.

69.	Each Director shall hold office for the term, if any, fixed by the Resolution of Shareholders or Directors, as the case may be, appointing him. In the case of a Director who is an individual the term of office of a Director shall terminate on the Director’s death, resignation or removal. The bankruptcy of a Director or the appointment of a liquidator, administrator or receiver of a corporate Director shall terminate the term of office of such Director.

70.	A Director may be removed from office,

(a)	with or without cause, by a Resolution of Shareholder; or

(b)	with cause, by a Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for the purposes including the removal of a director.

71.	A Director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

72.	A vacancy in the Board of Directors may be filled by a Resolution of Shareholders or by a resolution of a majority of the remaining Directors

73.	The directors may at any time appoint any person to be a director either to fill a vacancy in the Board of Directors or as an addition to the existing directors. Where the directors appoint a person to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold the office.

74.	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

75.	With the prior or subsequent approval by a resolution of members, the Directors may, by a Resolution of Directors, fix the emoluments of Directors with respect to services to be rendered in any capacity to the Company.

76.	A Director shall not require a Share qualification, and may be an individual or a company.

77.	The Company shall keep a register of Directors containing:

(a)	the names and addresses of the persons who are Directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a Director of the Company;

(c)	the date on which each person named as a Director ceased to be a Director of the Company; and

(d)	such other information as may be required to be kept by the Act or Regulations issued in accordance with the Act.

78.	A copy of the register of Directors shall be kept at the registered office of the Company.

79.	The Register of Directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic electronic or other data storage shall be the original register of director

POWERS OF DIRECTORS

80.	The business and affairs of the Company shall be managed by, or be under the direction or supervision of, the Directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the Shareholders of the Company

81.	The Directors may, by a Resolution of Directors, appoint any person, including a person who is a Director, to be an officer or agent of the Company.

82.	Every officer or agent of the Company has such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the Resolution of Directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the matters requiring a Resolution of Directors under the Act or these Articles.

83.	Any Director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

84.	The continuing Directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of Directors, the continuing Directors or Director may appoint Directors to fill any vacancy that has arisen or summon a meeting of Shareholders.

85.	The Directors may by Resolution of Directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

86.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

87.	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons whether appointed directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorney or attorneys as the Directors may think fit and may also authorise any such attorney or attorneys to delegate all or any powers, authorities and discretions vested in them.

88.	For the purposes of Section 175 of the Act (Disposition of assets), the Directors have the power to sell, transfer, lease, exchange or otherwise dispose of the assets of the Company, without restriction and without complying with the provisions of section 175.

DUTIES OF DIRECTORS

89.	Subject to this Regulation, the Directors when exercising their powers or performing their duties, shall act honestly and in good faith with a view to the best interests of the Company.

90.	Notwithstanding the foregoing:

(a)	where the Company is a wholly owned subsidiary, the Directors may, when exercising their powers or performing their duties, act in a manner which they believe to be in the best interest of the Company’s holding company, even though it may not be in the best interests of the Company;

(b)	where the Company is a subsidiary, but not a wholly owned subsidiary, the Directors may, when exercising their powers or performing their duties, and with the prior agreement of the shareholders other than the holding company, act in a manner which they believe to be in the best interest of the Company’s holding company, even though it may not be in the best interests of the Company;

(c)	where the shareholders of the company are carrying out a joint venture, the Directors may, when exercising their powers or performing their duties in connection with the carrying out of the joint venture, act in a manner which they believe to be in the best interest of a Shareholder or Shareholders, even though it may not be in the best interests of the Company.

PROCEEDINGS OF DIRECTORS

91.	The Directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the Directors may determine to be necessary or desirable and for the avoidance of doubt any one Director may call a meeting of Directors, however, the failure to satisfy this Regulation does not invalidate the meeting.

92.	A Director shall be deemed to be present at a meeting of Directors if he participates by telephone or other electronic means and all Directors participating in the meeting are able to hear each other.

93.	A Director shall be given not less than 3 days notice of meetings of Directors, but a meeting of Directors held without 3 days notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend, waive notice of the meeting; and for this purpose, the presence of a Director at the meeting shall be deemed to constitute waiver on his part. The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

94.	A Director may by a written instrument appoint an alternate who need not be a Director and an alternate is entitled to attend meetings in the absence of the Director who appointed him and to vote or consent in the place of the Director.

95.	A meeting of Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of Directors, unless there are only two Directors in which case the quorum shall be two.

96.	If the Company shall have only one Director the provisions herein contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Shareholders of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

97.	At every meeting of the Directors the chairman of the Board of Directors shall preside as chairman of the meeting. If there is no chairman of the Board of Directors or if the chairman of the Board of Directors is not present at the meeting the vice chairman of the Board of Directors shall preside. If there is no vice chairman of the Board of Directors of if the vice chairman of the Board of Directors is not present at the meeting the Directors present shall choose someone of their number to be chairman of the meeting.

98.	An action that may be taken by the Directors or a committee of Directors at a meeting may also be taken by a Resolution of Directors or a committee of Directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by all Directors or all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts, each counterpart being signed by one or more Directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

99.	The Directors shall cause the following corporate records to be kept:

(a)	minutes of all meetings of Directors, Shareholders, committees of Directors, committees of officers and committees of Shareholders; and

(b)	copies of all resolutions consented to by Directors, Shareholders, committees of Directors, committees of officers and committees of Shareholders.

100.	The books, records and minutes shall be kept at the place that the Directors by Resolution of Directors determine.

COMMITEES

101.	The Directors may, by a Resolution of Directors, designate one or more committees, each consisting of one or more Directors and delegate one or more of their powers, including the power to affix the Seal to the committee.

102.	Each committee of Directors has such powers, and authorities of the Directors, including the power and authority to affix the Seal, as are set forth in the Resolution of Directors establishing the committee, except that no committee has any power or authority;

(a)	to amend the Memorandum or these Articles;

(b)	to designate committees of Directors;

(c)	to delegate powers to a committee of Directors;

(d)	to appoint Directors;

(e)	to appoint agents;

(f)	to approve a plan of merger, consolidation or arrangement; or

(g)	to make a declaration of solvency or approve a liquidation plan.

103.	The meetings and proceedings of each committee of Directors consisting of 2 or more Directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of Directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

OFFICERS

104.	The Company may by Resolution of Directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a chairman of the Board of Directors, a vice chairman of the Board of Directors, President and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

105.	The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors or Resolution of Shareholders, but in the absence of any specific allocation of duties it shall be the responsibility of the chairman of the Board of Directors to preside at meetings of Directors and Shareholders, the vice chairman to act in the absence of the chairman, the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the Register of Shareholders, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

106.	The emoluments of all officers shall be fixed by Resolution of Directors.

107.	The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

CONFLICT OF INTERESTS

108.	A Director of the Company shall forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors in the Company.

109.	For the purposes of Section 108 a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

110.	Notwithstanding the previous Regulation, a transaction entered into by the Company is not voidable by the Company if;

(a)	the material facts of the interest of the Director in the transaction are known by the Shareholders entitled to vote at a meeting of Shareholders and the transaction is approved or ratified by a Resolution of Shareholders; or

(b)	the Company received fair value for the transaction, and such determination of fair value is made on the basis of the information known to the Company and the interested Director at the time that the transaction was entered into.

111.	A Director of a Company who is interested in a transaction entered into or to be entered into by the Company may;

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of Directors at which the matter relating to the transaction arises and be included among the Directors present at the meeting for the purpose of a quorum; and

(c)	sign a document on behalf of the company, or do any other thing in his capacity as a Director, that relates to the transaction.

And, subject to the compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefits.

REGISTER OF CHARGES

112.	The Company shall maintain at the office of its Registered Agent a Register of Charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security, or if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction, if any, contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

INDEMNIFICATION

113.	Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, an officer, agent or a liquidator of the Company; or

(b)	is or was, at the request of the Company, serving as a Director, officer, agent or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

114.	The indemnity in Section 113 only applies if such person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the Person had no reasonable cause to believe that his conduct was unlawful.

115.	The decision of the Directors as to whether the Person acted honestly and in good faith and with a view to the best interests of the Company and as to whether such person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

116.	The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the Indemnifiable Person did not act honestly and in good faith and with a view to the best interests of the Company or that such person had reasonable cause to believe that his conduct was unlawful.

117.	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

SEAL

118.	The Directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered Office. The Seal when affixed to any written instrument shall be witnessed by a Director or any other person so authorised from time to time by Resolution of Directors. The Directors may provide for a facsimile of the Seal and of the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DISTRIBUTIONS

119.	The Company may, from time to time, by a Resolution of Directors authorise a Distribution by the Company at a time, and of an amount, and to any Shareholders it thinks fit if they are satisfied, on reasonable grounds, that immediately after the Distribution

(a)	the value of the Company’s assets will exceed its liabilities; and

(b)	the Company will be able to pay its debts as they fall due.

120.	Distributions may be paid in money, shares or other property.

121.	Notice of any Distribution that may have been authorised shall be given to each Shareholder in the manner hereinafter mentioned and all Distributions unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

122.	No Distribution shall bear interest as against the Company and no Distribution shall be authorised or made on Treasury Shares.

ACCOUNTS

123.	The Company shall keep such accounts and records that are sufficient to show and explain the Company’s transactions; and will at any time, enable the financial position of the Company to be determined with reasonable accuracy.

124.	The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and lost account and balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the assets and liabilities of the Company as at the end of a fiscal year.

125.	The Company may by Resolution of Shareholders call for the accounts to be examined by auditors in which event the following provisions shall apply to the appointment and activities of the auditors.

126.	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by a Resolution of Shareholders.

127.	The auditors may be Shareholders of the Company but no Director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

128.	The remuneration of the auditors of the Company:

(a)	in the case of auditors appointed by the Directors, may be fixed by Resolution of Directors;

(b)	subject to the foregoing, shall be fixed by Resolution of Shareholders or in such manner as the Company may by Resolution of Shareholders determine.

129.	The auditors shall examine each profit and loss account and balance sheet required to be served on every Shareholder of the Company or laid before a meeting of the Shareholders of the Company and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period;

(b)	all the information and explanations required by the auditors have been obtained.

130.	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be served on the Shareholders.

131.	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the Directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

132.	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders of the Company at which the Company’s profit and loss account and balance sheet are to be presented.

NOTICES

133.	Any notice, information or written statement to be given by the Company to Shareholders may be served in any way by which it can reasonably be expected to reach each Shareholder or by mail addressed to each Shareholder at the address shown in the Register of Shareholders.

134.	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

135.	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

VOLUNTARY WINDING UP AND DISSOLUTION

136.	The Company may by a Resolution of Shareholders or by a Resolution of Directors appoint a voluntary liquidator.

CONTINUATION

137.	The Company may by Resolution of Shareholders or by resolution passed unanimously by all Directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, ICAZA, GONZALEZ-RUIZ & ALEMAN (BVI) TRUST LIMITED of Tortola Pier Park, Building 1, Second Floor, Wickhams Cay I, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association this 16th day of April, 2019.

ICAZA, GONZALEZ-RUIZ & ALEMAN (BVI) TRUST LIMITED
Incorporator

By:
Name: Yexadira García
Title: Authorised Signatory